                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
CHECK THE APPROPRIATE BOX:
[ ]  PRELIMINARY PROXY STATEMENT
[X]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(C) OR RULE 14a-12
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

                              IVC INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                                   [IVC LOGO]

                              IVC INDUSTRIES, INC.
         500 HALLS MILL ROAD, FREEHOLD, NJ 07728 I PHONE: (732) 308-3000

                                                               November 28, 2000

Dear Shareholder:

         On behalf of our Board of Directors, I cordially invite you to attend the IVC Industries, Inc. Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on January 9, 2001 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724.

         At the Annual Meeting, shareholders will be asked to vote on the two matters itemized in the accompanying Notice of Annual Meeting of Shareholders.

         Your vote is very important. Please ensure that your shares will be represented at the meeting by filling in, dating, signing and returning your proxy card in the envelope provided even if you plan to attend the Annual Meeting. Sending us your proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so.

         On behalf of your Board of Directors, thank you for your continued support and interest in IVC.

                                 Sincerely,

                                 E. Joseph Edell
                                 Chairman of the Board, President
                                 and Chief Executive Officer

                              IVC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the Annual Meeting of Shareholders of IVC Industries, Inc. ("IVC"), a Delaware corporation, will be held at 10:00 a.m. on January 9, 2001 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724, for the following purposes:

         (i)      To elect seven directors of IVC to serve for one-year terms;

         (ii) To ratify the appointment of auditors of IVC to serve until the next Annual Meeting of shareholders; and

         (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on November 27, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of such shareholders will be available during regular business hours at IVC's offices, 500 Halls Mill Road, Freehold, New Jersey 07728, on and after December 29, 2000 for inspection by any shareholder for any proper purpose.

         Whether or not you plan to attend the Annual Meeting, please fill in, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Any shareholder attending the Annual Meeting may vote in person even if that shareholder has returned a proxy.

                                           By Order of the Board of Directors,



Freehold, New Jersey                       Thomas Bocchino
November 28, 2000                          Secretary


                             YOUR VOTE IS IMPORTANT

         TO VOTE YOUR SHARES, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED
        PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              IVC INDUSTRIES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IVC Industries, Inc. ("IVC" or the "Company") for use at the Annual Meeting of Shareholders of the Company scheduled to be held at 10:00 a.m. on January 9, 2001 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders of record of the Company's common stock, par value $.08 per share (the "Common Stock"), as of the close of business on November 27, 2000 (the "Record Date") will be entitled to consider and vote upon (i) the election of directors for the ensuing year and
(ii) the ratification of the appointment of auditors of the Company.

                  The principal executive offices of IVC are at 500 Halls Mill Road, Freehold, New Jersey 07728. This Proxy Statement and the form of proxy are being mailed to shareholders on or about November 28, 2000.

                   REVOCABILITY OF PROXIES AND VOTING PROXIES

                  A proxy given by a shareholder may be revoked at any time before the Annual Meeting by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the Annual Meeting, or by attending the Annual Meeting in person and casting a ballot. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. IVC shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes, but will have no effect on the votes on the proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                  If no instructions are indicated on a proxy, the proxy will be voted FOR the election of the persons nominated by the Board of Directors to serve as directors of IVC and FOR the ratification of the appointment of auditors. The Board of Directors knows of no matters, other than those described herein, that are to be presented at the Annual Meeting. If matters other than those described herein properly come before the Annual Meeting, each proxy will be voted in a manner that the persons appointed to vote the proxies, in their judgment, consider to be in the best interest of IVC and its shareholders.

                                  VOTING RIGHTS

                  Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 2,091,092 shares of IVC Common Stock outstanding and entitled to vote at the Annual Meeting. Each shareholder entitled to vote shall have one vote for each share of IVC Common Stock registered in such shareholder's name on the books of IVC as of the Record Date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding shares of IVC Common Stock beneficially owned as of November 1, 2000 by (i) each person or group, known to the Company, who beneficially owns more than 5% of the IVC Common Stock, (ii) each of the Company's directors, (iii) each current executive officer named in the summary compensation table on page 8 hereof, and (iv) all officers and directors as a group.

                       Name and Address of                                 Number of                Percentage
   Title of Class      Beneficial Owner                                     Shares                   of Class
   --------------      ----------------                                     ------                   --------
     Common            American Claims Evaluation Inc.                       300,086                   14.35%
                       One Jericho Plaza
                       Jericho, NY  11753

     Common            Thomas Bocchino                                         0                        *
                       c/o IVC Industries Inc.
                       500 Halls Mill Road
                       Freehold, NJ  07728

     Common            Michael Durso (1)                                      21,458                    *
                       c/o IVC Industries, Inc.
                       500 Halls Mill Road
                       Freehold, NJ 07728

     Common            Arthur S. Edell (2)                                   210,061                  10.05%
                       Channel Towers
                       511 Channel Towers Drive
                       Monmouth Beach, NJ  07750

     Common            E. Joseph Edell (3)                                   669,805                  32.03%
                       c/o IVC Industries, Inc.
                       500 Halls Mill Road
                       Freehold, NJ 07728

     Common            William Lederman (1)                                   12,500                    *
                       c/o IVC Industries, Inc.
                       500 Halls Mill Road
                       Freehold, NJ 07728

     Common            Erwin Lehr (4)                                          6,125                    *
                       156 Clarkin Drive
                       West Orange, NJ  07052

      Common           Andrew M. Pinkowski (5)                               308,509                  14.75%
                       5725 Southwest Menefee Drive
                       Portland, OR  97201

     Common            David Popofsky (6)                                      9,250                    *
                       c/o Popofsky Advertising
                       60 Madison Avenue
                       New York, NY 10010

                       Name and Address of                                 Number of                Percentage
   Title of Class      Beneficial Owner                                     Shares                   of Class
   --------------      ----------------                                     ------                   --------
     Common            Sam Potenza (7)                                         1,021                    *
                       1733 Bay Boulevard
                       Pt. Pleasant, N.J.  08742

      Common           Michael G. Seaman                                           0                    *
                       2509 Arlingdale Drive
                       Palatine, IL 60067

     Common            All Executive Officers and Directors
                         as a group (10 persons) (8)                       1,238,729                  59.24%

* Less than 1%

(1) Represents shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(2) Includes 6,250 shares issuable upon exercise of stock options and 187,500 shares owned by the Edell Family Partnership.

(3) Includes 75,177 shares owned by Beverlee Edell, the wife of E. Joseph Edell. Mr. Edell disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 500 shares owned directly by Mr. Lehr and 5,625 shares issuable upon the exercise by Mr. Lehr of options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 117,981 shares owned by Rita Pinkowski, the wife of Mr. Pinkowski. Mr. Pinkowski disclaims beneficial ownership of the shares owned by his wife.

(6) Includes 500 shares owned directly by Mr. Popofsky and 8,750 shares issuable upon the exercise by Mr. Popofsky of options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 500 shares owned directly by Mr. Potenza and 521 shares issuable upon the exercise by Mr. Potenza of options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(8) Includes 55,104 shares issuable upon the exercise of stock options held by all executive officers and directors that are presently exercisable or exercisable within 60 days of this Proxy Statement.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

                  At the Annual Meeting, IVC shareholders will elect seven persons to serve on the Board of Directors until the 2002 Annual Meeting of Shareholders or until their respective successors have been elected and shall qualify.

                  The election of directors requires the affirmative vote of the holders of a plurality of the shares of IVC Common Stock present in person or by proxy at the Annual Meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

                  Each of the nominees for director was previously elected a director of the Company by the shareholders, except for Sam Potenza, who was elected by the directors in May, 2000, and Michael G. Seaman, who was elected by the directors in November, 2000.

              NAME                       AGE        DIRECTOR SINCE
              ----                       ---        --------------
              Arthur S. Edell            67              1989

              E. Joseph Edell            73              1993

              Erwin Lehr                 72              1999

              Andrew M. Pinkowski        66              1996

              David Popofsky             66              1996

              Sam Potenza                65              2000

              Michael G. Seaman          63              2000



                  Arthur S. Edell was President of the Company from 1989 to 1998. The brother of E. Joseph Edell, he has over 40 years of experience in the vitamin, pharmaceutical and health food industries in all facets of production, distribution and marketing. Since 1979, Mr. Edell has owned Healthfair Vitamin Centers, Inc., a company which operates two health food stores in New Jersey. Mr. Edell was a 50% owner of Hitex Investments, Inc., a vitamin manufacturing company, from 1974 to 1979, and was a 50% owner of American Vitamin from 1955 to 1975.

                  E. Joseph Edell has been Chairman of the Board of Directors and Chief Executive Officer of IVC since the Company's merger with American Vitamin in 1995. Prior to that merger, Mr. Edell had been president of American Vitamin since 1955. In 1999, he was also appointed President of the Corporation. Mr. Edell is the brother of Arthur S. Edell.

                  Erwin Lehr was President, Chief Executive Officer and a director of Valley Fair Corp., a chain of discount drug stores in New Jersey, and L.F. Widman, Inc., a chain of health, beauty-aid and drug stores in Pennsylvania, from 1978 to 1998. He also was Chairman and a director of the Associated Chain Drug Stores.

                  Andrew M. Pinkowski served as the Vice Chairman of the Board of Directors of IVC from the merger with Hall Laboratories in 1996 until May 1999 and since that date has served as a consultant to IVC. He had previously been president and Chief Executive Officer of Hall Laboratories since 1970. He joined Hall Laboratories in 1969 as manager of marketing. Prior to joining Hall Laboratories, he held various marketing positions with Boise Cascade, Sterling Drug and Universal Oil Products.

                  David Popofsky is President of Popofsky Advertising in New York City. He has been the creative/marketing strategist responsible for the consumer launch of various leading over-the-counter products. Mr. Popofsky is also the founder of The Retail Drug Institute at Arnold Marie College of Pharmacy, served as visiting professor for ten years in their graduate school and on the Board of Overseers for many years. In addition, he served on the Graduate School faculty of Columbia University Pharmacy School.

                  Sam Potenza was a consultant for Wakefern Food Corporation, an operator of Shop Rite Supermarkets, from 1998 to February, 2000 when he retired. From 1980 to 1990 he was Vice President, General Merchandise Division of Wakefern Food Corporation.

                  Michael G. Seaman has been retired since 1996. From 1991 to 1996, he was a Vice President and General Manager at Motorola Inc. in the Customer Response Center. Prior to 1991, Mr. Seaman served in a variety of capacities at Motorola Inc. dating back to 1968.

                  Directors hold their offices until each Annual Meeting of Shareholders and thereafter until their successors have been duly elected and qualified.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND IT IS INTENDED THAT PROXIES NOT VOTED TO THE CONTRARY WILL BE SO VOTED.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

                  The Board of Directors held seven meetings during the last fiscal year. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

                  The Board of Directors has a standing Audit Committee currently comprised of Erwin Lehr and David Popofsky (chairman). A third member will be appointed to the Audit Committee subsequent to the Annual Meeting. All members of the Audit Committee are independent, in accordance with Section 4310(c)(26)(B)(ii) or 4460(d)(2)(B) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a charter for the Audit Committee effective May 5, 2000. A copy of the charter is included in this Proxy Statement as Appendix A. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's operations and financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the annual financial and operational audits with the independent accountants; reviews with management the Company's interim operating results; and reviews any non-audit services to be performed by the independent accountants and considers the effect of any such performance on the accountant's independence. The Audit committee met one time in the fiscal year ended July 31, 2000.

                  In August, the Board of Directors of the Company created a Nominating Committee which is currently comprised of Erwin Lehr. The two vacancies on the Nominating Committee will be filled and a chairman will be named subsequent to the Annual Meeting. The Nominating Committee is charged with recommending qualified nominees for any vacant position on the company's Board of Directors. The Nominating Committee will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and
(iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

                  The Board of Directors has a standing Compensation Committee currently comprised of Sam Potenza and David Popofsky. A third member will be appointed to the Compensation Committee subsequent to the Annual Meeting. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "1995 Plan"). Pursuant to the 1995 Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which options are to be granted, the number of option shares to be granted and the price and other terms of options and to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. The Compensation Committee has acted twice by unanimous written consent during the fiscal year ended July 31, 2000.

                  The Company's Non-Employee Directors' Stock Option Plan provides for the grant as of September 1 of each year of an option to purchase 2,000 shares of IVC Common Stock to each of IVC's non-employee directors. The exercise price of each option is the fair market value of IVC Common Stock at the time the option is granted. In addition, each non-employee director receives $5,000 in IVC Common Stock paid on a quarterly basis based on attendance at regular meetings of the Board of Directors.

EXECUTIVE OFFICERS

                  In addition to E. Joseph Edell, the Chairman, Chief Executive Officer and President of the Company, the following individuals also serve as executive officers of the Company.

        Name       Age                  Position         Executive Officer Since
        ----       ---                  --------         -----------------------
Thomas Bocchino    41    Chief Financial Officer               August 2000
William Lederman   53    Chief Operating Officer              October 1999
Michael Durso      42    Senior Vice President of Sales       October 1999
                           and Marketing

                  Thomas Bocchino has been Chief Financial Officer since August, 2000. Mr. Bocchino was the Company's Corporate Controller from 1990 to 1997. From 1997 to 2000, he was Chief Financial Officer of Jazz Photo Corp., an international distributor of cameras.

                  William Lederman has been Chief Operating Officer of the Company since December 1998. From 1996 to 1998, Mr. Lederman was the Chief Operating Officer of Solgar Vitamin & Herb Company, Inc., a leading manufacturer of vitamins and nutritional products. From 1995 to 1996, he was the Vice President of Operations of Solgar. From 1991 to 1995, he was Vice President of Operations at Pharmline, Inc., a leading vitamin raw material supplier.

                  Michael A. Durso has been Senior Vice President of Sales and Marketing of the Company since September, 1998. From 1997 to 1998, he was Director of Sales at Pharmaceutical Formulations, Inc., a manufacturer and distributor of private label, over the counter products. From 1995 to 1997, he was Director of Sales and Merchandising at Pathmark Stores, Inc. From 1993 to 1995, he was Director of Category Management at Pathmark Stores, Inc.

                  Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board or pursuant to employment agreements. See "Employment Agreements."

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership with the Securities and Exchange Commission ("SEC"). The Company believes that during the fiscal year ended July 31, 2000, its executive officers and directors complied with all applicable Section 16(a) filing requirements. This conclusion is based solely on a review of such forms furnished to the Company in accordance with SEC regulations and on representations from its executive officers and directors.

                             EXECUTIVE COMPENSATION

                  The following table sets forth all compensation paid or distributed during the years ended July 31, 2000, 1999 and 1998 by the Company for services rendered by (i) the Chief Executive Officer of IVC, (ii) the three executive officers of the Company (who are the only other executive officers) who were serving as executive officers at the end of the last fiscal year and
(iii) Dominic N. Golato, a former executive of IVC, who would have been one of IVC's four most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of IVC's last fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                       Compensation
                                                           Annual Compensation             Awards
                                                     ------------------------------   --------------
                                                                                        Securities         All
                                                                                        Underlying        Other
               Name and                                  Salary           Bonus          Options       Compensation
          Principal Position               Year           ($)              ($)           (Shares)        ($) (1)
     ----------------------------       ----------   -------------    -------------   --------------  ----------
E. Joseph Edell                            2000            342,428          -               -               -
Chairman, Chief Executive Officer          1999            295,432          -               -               -
And President                              1998            442,307          -               -               -

Michael Durso                              2000            162,057          -               -              500
Senior Vice President                      1999            130,411          -             25,625           500
of Sales and Marketing

William Lederman                           2000            155,903          -               -              500
Chief Operating Officer                    1999             87,019        25,000          12,500           360

Jesus Febus                                2000            150,394          -               -               -
Former                                     1999            119,885          -             18,875            -
Officer                                    1998             91,730          -                250            -

Domenic N. Golato                          2000            141,067          -               -              500
Former                                     1999            132,596          -             23,750           500
Officer                                    1998             16,153          -               -               -


 -----------------------------

(1) Unless otherwise noted, represents the value of shares granted as contributions under the IVC Industries, Inc. Savings Plan.

                  No other annual compensation, stock appreciation rights, long-term restricted stock awards, or long-term incentive plan payouts were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years. There were no option grants in the last fiscal year.

                          FISCAL YEAR-END OPTION VALUES

                  The following table sets forth information with respect to the number of shares of IVC Common Stock underlying unexercised stock options held by the Named Executive Officers at July 31, 2000. The fair market value of the IVC Common Stock on July 31, 2000 ($2.81 per share) was less than the exercise prices of said options. No stock options were exercised in fiscal 2000.

                                       Number of Securities
                                      Underlying Unexercised
                                   Options At Fiscal Year-End
                                 --------------------------------
                Name             Exercisable        Unexercisable
                ----             -----------        -------------
         E. Joseph Edell              0                   0

         Michael Durso              17,292              8,333

         William Lederman            6,250              6,250

         Domenic N. Golato          13,750                0

         Jesus Febus                19,125                0


EMPLOYMENT AGREEMENTS

                  E. Joseph Edell is employed as the Chairman, Chief Executive Officer and President of IVC pursuant to an employment agreement dated as of April 28, 1996 and amended as of February 1, 1998. Mr. Edell's employment agreement provides for a base salary of $342,428. The employment agreement also provides that on each January 31 during Mr. Edell's term of employment, he shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) Mr. Edell's base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended on such January 31 over the income before income taxes of the Company for the 12-month period ended the prior January 31. No bonus compensation was paid to Mr. Edell for the 12-month period ended January 31, 2000. The employment agreement also provides that the Company may, in its discretion, grant Mr. Edell options to purchase shares of IVC Common Stock pursuant to the 1995 Plan. Mr. Edell was not awarded stock options during the year ended July 31, 2000. The term of his employment agreement was extended to January 31, 2001 and is automatically extended for successive one-year periods unless the Company or Mr. Edell gives three months' notice that they elect that the term of employment shall not be further extended. In the event notice is given in accordance with the terms of the agreement, Mr. Edell shall receive a severance payment equal to his base annual salary, provided that no severance payment shall be required in the event that Mr. Edell retires. The Board of Directors, at its discretion, may increase Mr. Edell's base annual salary if the term is extended. In the event the Company terminates the employment of Mr. Edell without cause, he shall receive a severance payment equal to the remaining salary due under the unexpired term of his agreement, plus one year's base salary. The agreement contains confidentiality and non-disclosure provisions.

                  Michael A. Durso is employed as Senior Vice President of Sales and Marketing of IVC pursuant to an employment agreement dated as of April 12, 2000. Mr. Durso's employment agreement provides for a base salary of $165,000. This amount may be adjusted annually and such adjustment is at the sole discretion of the Chief Executive Officer and Compensation Committee. The term of his employment agreement ends on April 12, 2003. In the event the Company terminates the employment of Mr. Durso without cause, he shall receive a severance payment equal to the base salary for the period of time remaining under the term of employment as of the effective date of termination. The agreement contains confidentiality and non-disclosure provisions.

                  William Lederman is employed as Chief Operating Officer of IVC pursuant to an employment agreement dated as of April 12, 2000. Mr. Lederman's employment agreement provides for a base salary of $175,000. This amount may be adjusted annually and such adjustment is at the sole discretion of the Chief Executive Officer and Compensation Committee. The term of his employment agreement ends on April 12, 2003. In the event the Company terminates the employment of Mr. Lederman without cause, he shall receive a severance payment equal to the base salary for the period of time remaining under the term of employment as of the effective date of termination. The agreement contains confidentiality and non-disclosure provisions.

                  Thomas Bocchino is employed as Chief Financial Officer of IVC pursuant to an employment agreement dated as of August 1, 2000. Mr. Bocchino's employment agreement provides for a base salary of $165,000. This amount may be adjusted annually and such adjustment is at the sole discretion of the Chief Executive Officer and Compensation Committee. The term of his employment agreement ends on August 1, 2003. In the event the Company terminates the employment of Mr. Bocchino without cause, he shall receive a severance payment equal to the base salary for the period of time remaining under the term of employment as of the effective date of termination. The agreement contains confidentiality and non-disclosure provisions.

                  Under the terms of the employment agreement between the Company and Andrew M. Pinkowski dated April 30, 1996, as amended as of February 1, 1998, Mr. Pinkowski's employment with the Company ended April 30, 1999. The agreement provides that following the expiration of the term of employment, Mr. Pinkowski shall serve as a consultant to the Company for a term of five years at $80,000 per annum. The agreement further provides that the Company may, in its discretion, grant Mr. Pinkowski options to purchase shares of IVC Common Stock pursuant to the 1995 Plan. Mr. Pinkowski was not awarded stock options during the year ended July 31, 2000. The agreement contains confidentiality and non-disclosure provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During the fiscal year ended July 31, 2000, Dr. Mark S. Gold, Sam Potenza, David Popofsky and Dennis Groat served as members of the Compensation Committee. Currently, the Compensation Committee is comprised of Sam Potenza and David Popofsky. A third member and chairman will be appointed to the Compensation Committee subsequent to the Annual Meeting. There were no interlocks or insider participation as defined in the SEC's Regulation S-K.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The responsibilities of the Compensation Committee include administering the 1995 Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

         Overall Policy

                  The Compensation Committee believes that the Company's officers are largely responsible for the Company's success. Based on this belief, IVC's compensation program provides for bonus compensation based on the Company's performance and for the granting of stock options in order to link a portion of executive compensation to appreciation of the Company's stock price. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interest through stock options.

         Base Salaries and Bonus

                  Initially, annual base salaries are determined by evaluating the responsibilities of the position held and the experience of the individual with reference to the competitive marketplace for executive talent. Thereafter, annual base salaries for the officers are determined by evaluating the performance of the individual and their contributions to the performance of the Company and are based on the recommendation of E. Joseph Edell as Chief Executive Officer. The Compensation Committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals. No cash bonuses were awarded to the any executive of the Company during the fiscal year ended July 31, 2000.

                  The compensation paid to the Company's Chief Executive Officer, E. Joseph Edell, for the year ended July 31, 2000 consisted solely of base salary and was established pursuant to his employment agreement with the Company. The terms of the agreement are described on page 9 of this Proxy Statement.

         Long-Term Incentives

                  Under the 1995 Plan, stock options may be granted to executives of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are generally granted at prices equal to the fair market value at the date of grant, or 110% of such value with respect to grants to executives who own more than 10% of the IVC Common Stock, and are not exercisable until six months after the date of the grant. The options generally remain exercisable during employment until the tenth anniversary of the date of the grant, or five years with respect to grants to executives who own more than 10% of the IVC Common Stock. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. No stock options were awarded to any executive of the Company during the fiscal year ended July 31, 2000.

                                                          COMPENSATION COMMITTEE

                                                                  David Popofsky
                                                                     Sam Potenza

                                PERFORMANCE GRAPH

                  The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the cumulative return of the Nasdaq Composite Index and the S&P Health Care - Drugs Index for each of the fiscal years ended July 31, 1996 through 2000.

                               Jul-95  Jul-96  Jul-97  Jul-98  Jul-99  Jul-00

IVC Industries, Inc.           100     108      75      73      22      13

NASDAQ Composite Index         100     108     159     187     264     376

S&P Health Care-Drugs Index    100     131     218     310     314     364

                            REPORT OF AUDIT COMMITTEE

         During the fiscal year ended July 31, 2000, David Popofsky, Dr. Mark S. Gold, Marc Edell, Dennis Groat and Erwin Lehr served as members of the Audit Committee. Currently, the Audit Committee is comprised of David Popofsky and Erwin Lehr. The Audit Committee has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Appendix A to this Proxy Statement.

         As required by the charter, the Audit Committee reviewed the Corporation's audited financial statements and met with management, as well as with Amper, Politziner & Mattia P.A., the Company's independent auditors, to discuss the financial statements.

         The Audit Committee received from Amper, Politziner & Mattia P.A. the required disclosures regarding their independence and the report regarding the results of their audit. In connection with its review of the financial statements and the auditors' disclosures and report, the members of the Audit Committee discussed with a representative of Amper, Politziner & Mattia P.A., their independence, as well as the following:

         o the auditors' responsibilities in accordance with generally accepted accounting standards;

         o the initial selection of, and whether there were any changes in, significant accounting policies or their application;

         o        management's judgments and accounting estimates;

         o        whether there were any significant audit adjustments;

         o        whether there were any disagreements with management;

         o        whether there was any consultation with other accountants;

         o whether there were any major issues discussed with management prior to the auditors' retention;

         o whether the auditors encountered any difficulties in performing the audit; and

         o the auditor's judgments about the quality of the Company's accounting policies.

         Based on its discussions with management and the Company's independent auditors, the Audit Committee did not become aware of any material misstatements or omissions in the audited financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the period ended July 31, 2000 for filing with the SEC.

                                                                AUDIT COMMITTEE

                                                                 David Popofsky
                                                                     Erwin Lehr

                      PROPOSAL TWO - SELECTION OF AUDITORS

                  The Audit Committee recommended to the Board of Directors, and the Board of Directors selected, Amper, Politziner & Mattia P.A., independent auditors, as auditors of the Company for the fiscal year ending July 31, 2001. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending July 31, 2002, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year.

                  It is expected that representatives of Amper, Politziner & Mattia P.A. will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from IVC shareholders.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS AND IT IS INTENDED THAT PROXIES NOT VOTED TO THE CONTRARY WILL BE SO VOTED.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS, GUARANTEES AND ADVANCES

                  From time to time the Company has made advances to E. Joseph Edell and I. Alan Hirschfeld. Such advances bear interest at 5% per annum. At July 31, 2000, the aggregate net advances to E. Joseph Edell and I. Alan Hirschfeld were $381,119 and $147,552, respectively. The balance due the Company by E. Joseph Edell is payable by July 31, 2005 and the balance due the Company by I. Alan Hirschfeld is payable in three successive annual installments commencing March 1, 2003.

OTHER MATTERS

                  The Company routinely sells its products on arm's-length terms to Healthfair Vitamin Centers, Inc., a company wholly owned by Arthur S. Edell and his wife Ethel Edell. The Company's sales to Healthfair Vitamin Centers for the year ended July 31, 2000 were $39,000.

                  The Company paid approximately $309,000 during the year ended July 31, 2000 for legal services provided to the Company by Edell & Associates. Marc Z. Edell, a former director of the Company and the son of Joseph Edell, is a principal of Edell & Associates.

                  The Company held a contract receivable from Agora Holding Company ("Agora"), a partnership consisting of Andrew M. Pinkowski and certain previous shareholders of Hall Laboratories. The amount due form Agora was $813,000 at July 31, 1999 which was paid in full in October 1999. Interest income earned by the Company on this contract was $18,000 for the year ended July 31, 2000. The Company leased its manufacturing and administration facility in Portland, Oregon from Agora until October 1999. Rent expense incurred by the Company for this property was $44,000 for the year ended July 31, 2000.

                                  MISCELLANEOUS

                  Any proposal of an eligible shareholder intended to be presented at the next Annual Meeting of shareholders must be received by the Company for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than July 31, 2001. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next Annual Meeting of shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than October 14, 2001 and certain other conditions of the applicable rules of the SEC are satisfied.

                  The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

                  The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

                  Copies of the 2000 Annual Report to Shareholders, which is the Company's Annual Report to the SEC Form 10-K, are being mailed simultaneously with this Proxy Statement.

                                             By order of the Board of Directors,

                                             Thomas Bocchino
                                             Secretary

Freehold, New Jersey
November 28, 2000

                                  APPENDIX A

                              IVC INDUSTRIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board's statutory responsibilities relating to the quality and integrity of the Company's financial reports, monitor the Company's financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company's By-laws as the Committee or the Board deems appropriate.

II.      COMPOSITION

The Audit Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independence from management and the Company. All members of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

The Committee shall have the power to retain outside counsel and other professionals if, in its judgment, that is appropriate.

III.     MEETINGS

The Audit Committee shall meet at least three times annually, once to review the audit plan of the outside auditors, once to review the Company's annual financial reports prior to their issuance, and once to review the post-audit findings of the outside auditors. The Committee shall confer with the outside auditors and management to review the Company's interim financial reports prior to their issuance.

The Committee shall report to the Board at least annually as to its activities.

IV.      RELATIONSHIP WITH OUTSIDE AUDITORS

The outside auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders, and the Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate, propose the outside auditors for shareholder ratification and, where appropriate, replace the outside auditors.

V.       DUTIES AND RESPONSIBILITIES

The Audit Committee's primary duties and responsibilities are to:

Documents/Reports Review

                  1. Review and assess the adequacy of this Charter at least annually.

                  2. Review all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

Outside Auditors

                  3. Recommend to the Board the selection of outside auditors and approve the fees and other compensation to be paid to the outside auditors.

                  4. Review all significant relationships the outside auditors have with the Company to determine their independence. The outside auditors shall annually provide the Audit Committee a written statement delineating all such relationships.

                  5. Review and evaluate the performance of the outside auditors.

                  6.       Replace the outside auditors when necessary.

Financial Reporting Processes

                  7. Consult with the outside auditors concerning the completeness and accuracy of the Company's financial statements.

                  8. Consult with the outside auditors concerning the quality of the Company's accounting principles as applied in its financial reporting.

                  9. Review any significant judgments made in management's preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

                  10. Review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the outside auditor's work or access to reviewed information.

                  11. Review any significant disagreements among management and the outside auditors in connection with any public announcements of financial results and quarterly and annual financial statements and reports.

                  12. Review major changes to the Company's accounting principles as recommended by the outside auditors or management.

                  13. Review the adequacy of the Company's system of internal controls, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management's responses thereto.

                  14. Review periodically with the Company's outside counsel, legal and regulatory matters that could have a significant impact on the Company's financial statements.

Other

                  15. Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

                              IVC INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 9, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints E. JOSEPH EDELL and EDWARD H. COHEN, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of IVC Common Stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of IVC INDUSTRIES, INC. to be held on Tuesday, January 9, 2001 at 10:00 A.M. at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


1. ELECTION of Directors.


   [ ]  FOR all nominees     [ ]   WITHHOLD AUTHORITY to vote for all nominees


         Arthur S. Edell, E. Joseph Edell, Erwin Lehr, Andrew M. Pinkowski, David Popofsky, Sam Potenza, Michael G. Seaman.


         Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.


2. RATIFICATION of the appointment of Amper, Politziner & Mattia, P.A., as independent auditors for the fiscal year ending July 31, 2001.


         [ ]   FOR         [ ]   AGAINST              [ ]   ABSTAIN


3. The proxy is authorized to transact such other business as may properly come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.



                                      Dated: ______________ , ________



                                      -----------------------------------------
                                              Signature



                                      -----------------------------------------
                                              Signature, if held jointly



NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


              PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.